EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 12, 2001 relating to the financial statements of Proligo LLC, which appears in Gilead Sciences, Inc.'s Amendment No. 2 to Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Post-Effective Amendment No. 1 to such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
October 3, 2003